Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) dated as of November 8, 2012 is by and between PAR Investment Partners L.P., a Delaware limited partnership (“PAR”) and Global Eagle Acquisition Corp., a Delaware corporation (“GE”).

WHEREAS, PAR owns 20,464,581 shares of the common stock, consisting of 15,209,411 listed shares (ISIN DE0001262186/WKN 12628) and 5,255,170 not-listed shares (ISIN DE000A1PHBP5/WKN A1PHBP), (the “Common Stock”) of Advanced Inflight Alliance AG, a German corporation (the “Company”); and

WHEREAS, GE desires to purchase from PAR and PAR desires to sell to GE the 20,464,581 shares of Common Stock of the Company held by PAR (the “Shares”), upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereof and in reliance on the representations, warranties and covenants contained herein and in the Execution Date AIA Certificate, GE will purchase from PAR, and PAR will sell, transfer and convey to GE, the Shares (inclusive of all membership and ancillary rights arising out of, or relating to, the Shares, including, without limitation, any dividend rights and any rights to any undistributed profits of the Company for the past financial year, as well as to all distributable profits of the Company relating to the Shares for the current financial year) for a purchase price equal to the Share Consideration (as defined below). As used herein, the term “Share Consideration” means that number of fully paid and non-assessable shares (the “GE Shares”) of non-voting common stock of GE, par value $0.0001 per share as is equal to the quotient obtained by dividing (i) the AIA Value (as defined below) by (ii) US$10.00. As used herein, the term “AIA Value” means US$143,682,330.

2.	CLOSING. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of McDermott Will & Emery LLP, located at 340 Madison Avenue, New York, NY 10173, as soon as practicable after the satisfaction or waiver of all of the conditions set forth in Section 2.1, Section 2.2 and Section 2.3. At the Closing, upon the terms and subject to the conditions of this Agreement, (i) PAR shall irrevocably instruct its depositary bank pursuant to a letter in the form attached hereto as Exhibit A to transfer the Shares, free from any and all claims for payment of outstanding contributions thereon and free and clear of any and all Liens by transfer of book-entry to a securities account designated by GE for such purposes and (ii) GE shall deliver to PAR the GE Shares by book entry.

2.1	General Conditions. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(i)                 The transactions contemplated by (A) that certain Agreement and Plan of Merger and Reorganization, dated as of the date hereof, by and among GE, EAGL Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company, Row 44, Inc., a Delaware Corporation, and PAR (the “Merger Agreement”), and (B) that certain Common Stock Purchase Agreement, dated as of September 5, 2012, between GE and PAR, shall have been consummated.

(ii)               No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of a material amount of damages in connection with the transactions contemplated by this Agreement, (b) seeking to prohibit or limit the exercise by PAR of any material right pertaining to its ownership of the GE Shares, or (c) seeking to prohibit or limit the exercise by GE of any material right pertaining to its ownership of the Shares.

(iii)             GE shall have obtained (a) the Required GE Vote (as hereinafter defined) and (b) the affirmative vote of holders of GE Common Stock with respect to the approval of the amendment and restatement of GE’s certificate of incorporation as further described in the Proxy Statement.

2.2	Conditions to Obligations of PAR. The obligations of PAR to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by PAR in its sole discretion:

(i)                 All of GE’s representations and warranties contained in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date).

(ii)               GE shall have performed or complied in all material respects with all agreements or covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

(iii)             There shall not have occurred any GE Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a GE Material Adverse Effect.

(iv)             PAR shall have received the GE Shares, free and clear of any and all Liens.

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(v)               PAR shall have received a registration rights agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”) executed by GE.

(vi)             PAR shall have received a certificate executed by an officer of GE containing the representation of such officer that the conditions set forth in Section 2.2(i) and (ii) have been duly satisfied.

(vii)           PAR shall have received a certificate of the Secretary of GE, certifying to (A) the incumbency and specimen signature of each officer of GE executing this Agreement and any other document executed on behalf of GE, (B) the organizational documents of GE and (C) the resolutions of the Board of Directors of GE approving and adopting this Agreement and the transactions contemplated hereby, which shall not have been modified, revoked or rescinded as of the Closing.

2.3	Conditions to Obligations of GE. The obligations of GE to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by GE in its sole discretion:

(i)                 All of PAR’s representations and warranties contained in Section 3 of this Agreement that contain “Material Adverse Effect” or other “materiality” or similar qualifiers shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date).

(ii)               All of PAR’s representations and warranties contained in Section 3 of this Agreement that do not contain “Material Adverse Effect” or other “materiality” or similar qualifiers shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date).

(iii)             PAR shall have performed or complied in all material respects with all agreements or covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

(iv)             There shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a Company Material Adverse Effect.

(v)               GE shall have received the Shares, free and clear of any and all Liens.

(vi)             GE shall have received the Registration Rights Agreement executed by PAR.

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(vii)           All Consents required to be obtained from or made with any Governmental Body shall have been obtained and shall be in full force and effect.

(viii)         All material third party Consents (other than with respect to any Governmental Authorizations which are governed by Section 2.3(vii) above) required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained by the Company and shall be in full force and effect.

(ix)             GE shall have received a certificate executed by an executive officer of PAR containing the representation of such executive officer on behalf of PAR that the conditions set forth in Section 2.3(i), (ii) and (iii) have been duly satisfied.

(x)               GE shall have received a certificate of an executive officer of PAR, certifying to (A) the incumbency and specimen signature of each officer of PAR executing this Agreement and any other document executed on behalf of PAR and (B) the resolutions of PAR’s general partner approving and adopting this Agreement and the transactions contemplated hereby, which shall not have been modified, revoked or rescinded as of the Closing.

(xi)             GE shall have received the Closing Date AIA Certificate, executed by the Company.

3.	REPRESENTATIONS AND WARRANTIES OF PAR. PAR represents and warrants to GE as follows as of the date hereof:

3.1	PAR Existence; Authority; Binding Effect . PAR is a limited partnership validly existing under the laws of the state of its organization. PAR has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance by PAR of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action by PAR. This Agreement has been duly and validly executed and delivered by PAR and constitutes the legally valid and binding obligation of PAR, enforceable against PAR in accordance with the terms hereof, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

3.2	PAR No Conflicts. The execution, delivery and performance by PAR of this Agreement does not and will not (i) conflict with or violate the certificate of limited partnership or partnership agreement of PAR, (ii) conflict with or constitute a violation of any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or award that currently is in effect and applicable to PAR, or (iii) violate, result in a breach of or constitute grounds for termination of any agreement to which PAR is a party.

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3.3	Ownership of Shares. PAR holds the Shares free and clear of any and all Liens and it is entitled to pass full legal and beneficial ownership of the Shares as provided in this Agreement.

3.4	PAR Proceedings; Orders. There is no pending proceeding against or involving PAR, and, to the knowledge of PAR, no third party has threatened to commence any proceeding against or involving PAR (a) that relates to the Shares; (b) that relates to PAR in its capacity as a shareholder of the Company; or (c) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement.

3.5	Consents. All consents, approvals, authorizations and orders required for the execution and delivery and performance by PAR of this Agreement have been obtained and are in full force and effect.

3.6	Investment, Experience, Accredited Investor.

(i)                 PAR is acquiring the GE Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

(ii)               PAR understands that the acquisition of the GE Shares involves substantial risk. PAR has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the GE Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the GE Shares and protecting its own interests in connection with this investment.

(iii)             PAR is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

3.7	PAR Brokers or Finders. Except as set forth on Schedule 3.7, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of PAR.

3.8	PAR No Discussions. Other than discussions and negotiations relating to the transactions contemplated by this Agreement, including with GE, PAR is not presently in discussion with any other Person in connection with an Acquisition Transaction.

3.9	No Additional Representations. Except as otherwise expressly set forth in this Section 3, PAR expressly disclaims any representations or warranties of any kind or nature, express or implied, including any representations and warranties as to the Company (including, without limitation, any representations and warranties contained in the Execution Date AIA Certificate or Closing Date AIA Certificate), its business or assets or the transactions contemplated by this Agreement.

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4.	REPRESENTATIONS AND WARRANTIES OF GE. GE hereby represents and warrants to PAR as follows as of the date hereof:

4.1	Existence; Authority; Binding Effect . GE is a corporation validly existing under the laws of the State of Delaware. GE has the requisite corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance by GE of this Agreement (including, without limitation, the issuance of the GE Shares in accordance with this Agreement) have been duly authorized by all necessary action by GE. This Agreement has been duly and validly executed and delivered by GE and constitutes the legally valid and binding obligation of GE, enforceable against GE in accordance with the terms hereof, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

4.2	No Conflicts. The execution, delivery and performance by GE of this Agreement (including, without limitation, the issuance of the GE Shares in accordance with this Agreement) do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of GE, (ii) conflict with or constitute a violation of any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or award that currently is in effect and applicable to GE, or (iii) violate, result in a breach of or constitute grounds for termination of any agreement to which GE is a party.

4.3	Proceedings; Orders. There is no pending proceeding against or involving GE, and, to the knowledge of GE, no third party has threatened to commence any proceeding against or involving GE that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement.

4.4	Consents. Other than the Required GE Vote (and the affirmative vote of holders of GE Common Stock with respect to any other proposal submitted to the holders of GE Common Stock concurrently with the matters underlying the Required GE Vote), all consents, approvals, authorizations, filings and orders required for the execution and delivery and performance by GE of this Agreement (including, without limitation, the issuance of the GE Shares in accordance with this Agreement) have been obtained and are in full force and effect.

4.5	Capitalization. As of the date hereof, the authorized and outstanding capital of GE consists of:

(i)                 400,000,000 shares of GE Common Stock, of which 23,161,585 shares are issued and outstanding. All of the outstanding shares of GE Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws;

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(ii)               1,000,000 shares of preferred stock, par value $0.0001 per share, none of which is issued and outstanding; and

(iii)             GE Warrants to purchase an aggregate of 25,992,500 shares of GE Common Stock. All of the GE Warrants have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

4.6	SEC Filings; Financial Statements. GE has filed with the SEC and has heretofore made available to PAR true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act (collectively, the “GE SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the GE SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the GE SEC Documents fairly presented in all material respects the financial position of GE as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented in all material respects the results of operations and cash flows of GE for the respective periods or as of the respective dates set forth therein. Each of the balance sheets and statements of operations and cash flows (including the related notes) included in the GE SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

4.7	GE Brokers or Finders. Except as set forth on Schedule 4.7 hereto, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of GE.

4.8	Shareholder Vote. The affirmative vote of the holders of a majority of the shares of GE Common Stock voted at the special meeting of GE stockholders is required to approve the issuance of the GE Shares (the “Required GE Vote”). Other than the Required GE Vote (and the affirmative vote of holders of GE Common Stock with respect to any other proposal submitted to the holders of GE Common Stock concurrently with the matters underlying the Required GE Vote), there are no other votes of the holders of GE Common Stock or any other class or series of the capital stock of GE necessary with respect to the consummation of the transactions contemplated by this Agreement.

4.9	Valid Issuance. All GE Shares issued in connection with this Agreement (i) will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable, (ii) are being issued in compliance with all applicable federal and state securities laws, (iii) are not being issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of GE, and (iv) will be freely tradable by the holder thereof, free and clear of any and all Liens, other than pursuant to Section 5.11 and applicable securities laws.

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4.10	Investment; Experience; Accredited Investor.

(i)                 GE is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

(ii)               GE understands that the acquisition of the Shares involves substantial risk. GE has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

(iii)             GE is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

5.	ADDITIONAL AGREEMENTS.

5.1	Consents; Approvals. Each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to obtain all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement.

5.2	Public Announcements. From and after the date of this Agreement, neither PAR nor GE shall, except to the extent required under applicable Laws or stock exchange listing requirements, (i) issue any press release regarding this Agreement or any of the transactions contemplated by this Agreement or (ii) make any public statement regarding this Agreement or any of the transactions contemplated by this Agreement, in each case without the other’s prior written consent. PAR shall use commercially reasonable efforts to cause the Company to not (i) except to the extent required under applicable Laws or stock exchange listing requirements, (A) issue any press release regarding this Agreement or any of the transactions contemplated by this Agreement or (B) make any public statement regarding this Agreement or any of the transactions contemplated by this Agreement, in each case without GE’s prior written consent or (ii) provide any written materials to its employees generally (or to any subset thereof), or to its customers or partners generally (or to any subset thereof), regarding this Agreement or any of the transactions contemplated by this Agreement without GE’s prior written consent.

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5.3	Cooperation. Each of PAR and GE will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

5.4	Updates to Proxy Statement. If at any time prior to the Closing, PAR obtains actual knowledge of any information relating to the Company or its Subsidiaries, or any of their respective subsidiaries, affiliates, officers or directors, that would be required to be set forth in an amendment or supplement to the Proxy Statement so that none of the information in the Proxy Statement (and any amendment or supplement thereto), at the date of mailing and at the time of the special meeting of GE stockholders, will contain any statement which is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading, PAR shall promptly notify GE and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of GE; provided, however, that no information received by GE pursuant to this Section 5.4 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by PAR, and no such information shall be deemed to change, supplement or amend any schedules to this Agreement.

5.5	Mutual Recognition. Unless otherwise agreed, PAR shall avoid any measures that could lead to an obligation for GE to make an additional payment in accordance with section 31 (5) of the German Acquisition and Takeover Act, and GE shall, until the expiry of September 1, 2013, avoid any measures that could lead to an obligation for PAR to make an additional payment in accordance with section 31 (5) of the German Acquisition and Takeover Act. PAR and GE further agree (i) not to implement any measures which might lead to an obligation for PAR to make a mandatory offer under section 35 (2) of the German Acquisition and Takeover Act and (ii) to avoid acting in concert with respect to the Company.

5.6	Company Operations. Without the prior written consent of GE, from the date hereof through and including the Closing Date, PAR shall, to the extent permitted under German Law, use commercially reasonable efforts to cause the Company and its Subsidiaries to:

(i)                 conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(ii)               use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with it;

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(iii)             keep in full force all insurance policies;

(iv)             not make any binding material proposal or enter into, amend or terminate any material contract of the Company and its Subsidiaries (including, without limitation, any lease of real property);

(v)               not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of Common Stock, and not repurchase, redeem or otherwise reacquire any shares of Common Stock or other securities;

(vi)             not sell, issue or authorize the issuance of (i) any capital stock or other security (except upon the valid exercise of options outstanding as of the date of this Agreement), (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(vii)           not amend or waive any of its rights under (i) any provision of any agreement evidencing any outstanding option or right to purchase equity securities of the Company, or (ii) any provision or any restricted stock purchase agreement;

(viii)         not amend or permit the adoption of any amendment to any of its respective organizational documents;

(ix)             not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(x)               not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract requiring the Consent of any other party to such Contract in connection with the transactions contemplated by this Agreement, (ii) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a material contract of the Company and its Subsidiaries, or (iii) amend or prematurely terminate, or waive any material right or remedy under, any material contract of the Company and its Subsidiaries;

(xi)             not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business) or (ii) incur or guarantee any indebtedness for borrowed money;

(xii)           not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee, consultant or independent contractor;

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(xiii)         not change any of its methods of accounting or accounting practices in any material respect;

(xiv)         not make any material Tax election;

(xv)           not commence or settle any Legal Proceeding;

(xvi)         not take any other action, or enter into any transaction of the sort, set forth in Section A-15 of Annex A attached hereto; and

(xvii)       not agree or commit to take any of the actions described above.

5.7	No Negotiations. From the date hereof through and including the Closing Date, none of the Company, PAR nor any of their respective representatives shall, directly or indirectly (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than GE) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any information to, any Person (other than GE) relating to or in connection with a possible Acquisition Transaction; or (c) consider, entertain or accept any proposal or offer from any Person (other than GE) relating to a possible Acquisition Transaction. PAR shall promptly notify GE in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company (and provided to PAR), PAR or any representative thereof from the date hereof through and including the Closing Date.

5.8	Restrictions on Sales. Other than as contemplated by this Agreement, from the date hereof through the earlier of (i) the Closing Date and (ii) the termination of this Agreement pursuant to Section 6, PAR agrees not to sell, assign, transfer, convey, hypothecate or dispose of any of the Shares.

5.9	Trust Account Waiver. PAR acknowledges and agrees that GE is a blank check company and that GE’s sole assets consist of the cash proceeds of GE’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of its public shareholders. For and in consideration of GE entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, PAR, on behalf of itself and any of its respective managers, directors, officers, affiliates, members, stockholders, trustees, hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to any monies in the Trust Account, and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, any such claims against GE arising under this Agreement.

5.10	Listing. GE will use reasonable best efforts to cause the GE Shares to be listed on the NASDAQ Capital Market as of the Closing. If the GE Shares are not listed on the NASDAQ Capital Market as of the Closing, GE will continue to use reasonable best efforts to cause such shares to be so listed.

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5.11	Lock Up. PAR agrees that (a) fifty percent (50%) of the GE Shares may not be sold, transferred or otherwise disposed of until the earlier to occur of (1) six (6) months from the Closing and, (2) if prior to the end of such six-month period the last sales price of GE Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 45 days after the Closing, the last day of such 30-trading day period, and (b) the remaining fifty percent (50%) of the GE Shares may not be sold, transferred or otherwise disposed of until the earlier to occur of (1) the first anniversary of the Closing and, (2) if prior to such first anniversary the last sales price of GE Common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least six months after the Closing, the last day of such 30-trading day period; provided that in each case, the foregoing restrictions will expire immediately prior to the consummation by GE of any liquidation, merger, stock exchange or other similar transaction after the Closing that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property or that results in the stockholders of GE immediately prior to consummation of such transaction holding less than a majority of the outstanding shares immediately following consummation of such transaction.

6.	TERMINATION

6.1	Termination. This Agreement may be terminated at any time prior to the Closing:

(i)                 by mutual written consent of PAR and GE;

(ii)               (A) by PAR if any of GE’s representations and warranties contained in Section 4 of this Agreement shall have been inaccurate in any material respect as of the date of this Agreement or shall have become inaccurate in any material respect as of any subsequent date (as if made on such subsequent date), or if any of GE’s covenants contained in this Agreement shall have been breached in any material respect; provided, however, that PAR may not terminate this Agreement under this Section 6.1(ii) on account of an inaccuracy in GE’s representations and warranties or on account of a breach of a covenant by GE unless such inaccuracy or breach (if curable) is not cured by GE within ten (10) calendar days after receiving written notice from PAR of such inaccuracy or breach or (B) by GE if any of PAR’s representations and warranties contained in Section 3 of this Agreement shall have been inaccurate in any material respect as of the date of this Agreement or shall have become inaccurate in any material respect as of any subsequent date (as if made on such subsequent date), or if any of PAR’s covenants contained in this Agreement shall have been breached in any material respect; provided, however, that GE may not terminate this Agreement under this Section 6.1(ii) on account of an inaccuracy in PAR’s representations and warranties or on account of a breach of a covenant by PAR unless such inaccuracy or breach (if curable) is not cured by PAR within ten (10) calendar days after receiving written notice from GE of such inaccuracy or breach;

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(iii)             by either PAR or GE if the transactions contemplated by this Agreement shall not have been consummated by February 18, 2013 (unless the failure to consummate the transactions contemplated by this Agreement is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to such date);

(iv)             by either PAR or GE if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(v)               automatically upon the termination of the Merger Agreement; or

(vi)             automatically if the transactions contemplated by this Agreement shall not have been consummated by December 31, 2013 as a result of GE’s failure to obtain the Required GE Vote.

The party seeking to terminate this Agreement pursuant to this Section 6.1 (other than Section 6.1(i)) shall give prompt written notice of such termination to the other party.

6.2	Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of PAR or GE and their respective directors, officers, employees, partners or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Section 8.

7.	INDEMNIFICATION

7.1	Indemnification.

(i)	From and after the Closing Date, PAR shall hold harmless and indemnify each of GE and its Affiliates, and each of their respective officers, directors, employees, agents and representatives (each, a “GE Indemnified Party,” and, collectively, the “GE Indemnified Parties”) from and against, and shall compensate and reimburse each of the GE Indemnified Parties for, any Damages that are directly or indirectly suffered or incurred by any of the GE Indemnified Parties or to which any of the GE Indemnified Parties may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any of the representation or warranties made by PAR contained in Section 3 of this Agreement, (ii) any breach of any covenant or obligation of PAR set forth in this Agreement, (iii) any intentional misrepresentation or fraud and (iv) any obligations associated with or arising from, whether directly or indirectly, the tender offer conducted by PAR with respect to the shares of common stock of the Company which commenced on July 11, 2012. For the avoidance of doubt, neither PAR nor any of its Affiliates, officers, directors, employees, agents or representatives shall have any liability or indemnification obligation with respect to any representations and warranties made to GE by the Company, including without limitation, the representations and warranties set forth in the Execution Date AIA Certificate or Closing Date AIA Certificate.

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(ii)	From and after the Closing Date, GE shall hold harmless and indemnify PAR and its Affiliates, and each of their respective officers, directors, employees, agents and representatives (each, a “PAR Indemnified Party,” and, collectively, the “PAR Indemnified Parties”), from and against all Damages that are directly suffered or incurred by any of the PAR Indemnified Parties or to which any of the PAR Indemnified Parties may otherwise be subject (regardless of whether or not such Damages relate to any third-party claim) that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by GE contained in Section 4 of this Agreement, (ii) any breach of any covenant or obligation of GE contained in this Agreement and (iii) any intentional misrepresentation or fraud.

7.2	Survival of Representations and Warranties. Other than the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 4.1, 4.2, 4.3, 4.5, 4.7 and 4.9, each of which shall survive indefinitely, the representations and warranties of PAR and GE contained in this Agreement shall expire eighteen (18) months following the Closing Date.

7.3	Exclusivity of Indemnification Remedies. With the exception of claims based upon intentional misrepresentation or fraud, the right of any GE Indemnified Party to assert claims for indemnification and to receive indemnification pursuant to Section 7 shall, after the Closing, be such Person’s sole and exclusive remedy for monetary Damages with respect to any breach of the representations, warranties and covenants contained in this Agreement. The exercise by any Person of any of its rights under Section 7 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any injunctive or other equitable right, remedy or relief that such Person may be entitled to exercise.

7.4	Defense of Third Party Claims.

(i)	In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving any Damages or demand made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to PAR, or to GE, as applicable (the “Indemnifying Party”); provided, that no delay or failure on the part of an Indemnified Party in notifying PAR or GE, as the case may be, shall relieve an Indemnifying Party from its obligations hereunder unless the Indemnifying Party is thereby materially prejudiced (and then solely to the extent of such prejudice).

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(ii)	The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period set forth in this Section 7.4, the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed), enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (i) involves a finding or admission of wrongdoing, (ii) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (iii) imposes equitable remedies or any obligation on the Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be indemnified hereunder.

7.5	Effect of Investigation. The right to indemnification, payment of Damages of an Indemnified Party or other remedies of GE or PAR based on any representation, warranty, covenant or obligation of the PAR or GE contained in or made pursuant to this Agreement shall not be affected or deemed waived by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

8.	MISCELLANEOUS

8.1	Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after such notice is sent by registered mail, by courier or express delivery service or by facsimile, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

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If to PAR:

PAR Investment Partners, L.P.
One International Place, Suite 2401
Boston, MA 02110
Attention: Chief Operating Officer and General Counsel
Facsimile: 617-556-8875

with a copy to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109

Attention: Robert P. Whalen, Esq.

Facsimile: 617-523-1231

If to GE:

Global Eagle Acquisition Corp.
10900 Wilshire Blvd., Suite 1500
Los Angeles, CA 90024
Attention: Chief Executive Officer
Facsimile: 310-209-7225

with a copy to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attention: Joel Rubinstein, Esq.
Facsimile: 212-547-5444

8.2	Entire Agreement. This Agreement and any exhibits, annexes and schedules attached hereto represents the entire agreement between the parties hereto with respect to the subject matter hereof.

8.3	Law Governing. This Agreement, except for the assignment in Section 2 above, which shall be governed by and construed and enforced in accordance with the laws of the Federal Republic of Germany, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to any conflict of laws provisions thereof.

8.4	Venue. Any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any federal or state court located in New York, New York. Each of PAR and GE: (a) expressly and irrevocably consent and submit to the jurisdiction of each federal and state court located in New York, New York in connection with any such Legal Proceeding; (b) agree that service of any process, summons, notice or document by U.S. mail addressed to PAR or GE at the address set forth in Section 8.1 shall constitute effective service of such process, summons, notice or document for purposes of any such Legal Proceeding; (c) agree that each federal or state court located in New York, New York, shall be deemed to be a convenient forum; and (d) agree not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any federal or state court located in New York, New York any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

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8.5	Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby.

8.6	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign or delegate any rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that GE may assign its rights under this Agreement to a wholly owned subsidiary of GE.

8.7	No Publicity. Except as may be otherwise required by law, or in any filing with the Securities and Exchange Commission, neither GE nor PAR shall make any public statement or announcement regarding this Agreement or the transactions contemplated hereby, or disclose any of the terms of this Agreement, in each case without the other’s prior written consent.

8.8	No Oral Modifications. No amendments or modifications to this Agreement shall be made or deemed to have been made unless in writing executed and delivered by the party to be bound thereby.

8.9	Counterparts. This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

8.10	Waivers. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

8.11	Expenses. Each party will bear its own respective costs and expenses incurred in connection with the transactions contemplated by this Agreement and shall reimburse the Company for 50% of the reasonable costs and expenses of the Company’s auditor in connection with the preparation of pro forma financial statements (including without limitation, U.S. generally accepted accounting principles translation) incurred in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event the transactions contemplated by this Agreement are consummated, all costs and expenses of GE, PAR and the Company incurred in connection with the transactions contemplated by this Agreement shall be paid by GE.

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8.12	Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement, including, without limitation, PAR rendering all necessary declarations or confirmations to effect the transfer of the Shares to GE, including, without limitation, any declarations required in connection with section 13 of the German Depositary Act (Depotgesetz).

8.13	Construction. Each party has participated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that such party was the drafter.

8.14	Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by Law.

8.15	Definitions. For purposes of this Agreement:

(i)                 “Acquisition Transaction” means any transaction (other than the transaction between GE and PAR contemplated by this Agreement) involving: (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company (taken as a whole); (b) the direct or indirect acquisition (including by way of a tender or exchange offer) by of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company; or (c) any other merger, consolidation, business combination, reorganization or similar transaction involving the Company.

(ii)               “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

(iii)             “Closing Date” means the date on which the Closing actually takes place.

(iv)             “Closing Date AIA Certificate” means a certificate to be executed by the Company on the Closing Date, in form and substance reasonably satisfactory to GE, certifying that (A) all of the representations and warranties of the Company set forth on Annex A hereto that contain “Material Adverse Effect” or other “materiality” or similar qualifiers shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct and not misleading as of such specified date) and (B) all of the representations and warranties of the Company set forth on Annex A hereto that do not contain “Material Adverse Effect” or other “materiality” or similar qualifiers shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date).

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(v)               “Company Material Adverse Effect” means an event, violation, inaccuracy, circumstance or other matter that would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), capitalization, results of operations, financial performance or prospects of the Company and its Subsidiaries ; provided, however, that none of the following constitute, or will be considered in determining whether there has occurred, a Company Material Adverse Effect: (A) changes or conditions generally affecting the industry in which the Company and its Subsidiaries operates, (B) changes in economic, capital market, regulatory or political conditions generally, (C) any change in applicable Laws, (D) changes that are the result of economic factors affecting the national, regional or world economy or acts of war or terrorism, (E) the announcement of the transactions contemplated herein or (F) the receipt from a Governmental Body of an antitrust investigation, claim, suit or cause of action, except with respect to clauses (A)-(D) above, to the extent that the impact of such change, event, circumstance or effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to other companies in any industry in which the Company and its Subsidiaries operates.

(vi)             “Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

(vii)           “Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

(viii)         “Damages” means any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys’ fees), charge, cost (including reasonable costs of investigation) or expense of any nature; provided, however, that Damages will not include incidental, consequential, indirect, punitive, special or exemplary Damages, except to the extent any such incidental, consequential, indirect, punitive, special or exemplary Damages are part of a claim made by a third party against an Indemnified Party.

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(ix)             “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

(x)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xi)             “Execution Date AIA Certificate” means the certificate executed by the Company on the date hereof, in form and substance reasonably satisfactory to GE, certifying that all of the representations and warranties of the Company set forth on Annex A hereto are true and correct as of the date hereof (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date).

(xii)           “GE Common Stock” means the shares of common stock of GE, par value $0.0001 per share.

(xiii)         “GE Material Adverse Effect” means an event, violation, inaccuracy, circumstance or other matter that would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), capitalization, results of operations or financial performance of GE.

(xiv)         “GE Warrants” means (a) warrants to purchase 18,992,500 shares of GE Common Stock at an exercise price of $11.50 per share and (b) warrants to purchase 7,000,000 shares of GE Common Stock at an exercise price of $11.50 per share.

(xv)           “Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

(xvi)         “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

(xvii)       “Indemnified Party” means a GE Indemnified Party or a PAR Indemnified Party, as the case may be.

(xviii)     “Law” means any federal, state, local or foreign law (including common law), statute, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Body.

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(xix)         “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

(xx)           “Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

(xxi)         “Liens” means any and all claims, liens, pledges, options, charges, security interests, encumbrances or other rights of third parties.

(xxii)       “Person” means any individual, Entity or Governmental Body.

(xxiii)     “Proxy Statement” means a proxy statement filed with the SEC by GE.

(xxiv)     “SEC” means the United States Securities and Exchange Commission.

(xxv)       “Securities Act” means the Securities Act of 1933, as amended.

(xxvi)     “Subsidiary” means any Entity of which the Company directly or indirectly owns 50% or more of the equity or that the Company otherwise directly or indirectly controls.

(xxvii)   “Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

For purposes of convenience, the capitalized terms listed below are defined herein in the following Sections:

Capitalized Term	Where Defined
Agreement	Preamble
AIA Value	1
Closing	2
Common Stock	Recitals
Company	Recitals
Company Filed Documents	A-8 of Annex A
GE	Preamble
GE Indemnified Party or GE Indemnified Parties	7.1(i)

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GE SEC Documents	4.6
GE Shares	1
Indemnifying Party	7.4(i)
Leased Real Property	A-14 of Annex A
Merger Agreement	2.1
PAR	Preamble
PAR Indemnified Party or PAR Indemnified Parties	7.1(ii)
PCBs	A-13 of Annex A
Registration Rights Agreement	2.2
Required GE Vote	4.8
Share Consideration	1
Shares	Recitals
Third Party Claim	7.4(i)
Trust Account	5.9

LIST OF SCHEDULES

Schedule 3.7 PAR Brokers or Finders

Schedule 4.7 GE Brokers or Finders

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first written above.

PAR INVESTMENT PARTNERS, L.P.

By: PAR Group, L.P., its general partner

By: PAR Capital Management, Inc., its general partner

By: /s/ Steven M. Smith__________________
Steven M. Smith
Chief Operating Officer and General Counsel

GLOBAL EAGLE ACQUISITION CORP

By: /s/ James Graf_________________________
Name: James Graf
Title: Vice President

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